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                                                                       EX-99.B8E
                                                            EXHIBIT 24 (b)(8)(e)
                             As of December 27, 1996




VIA UPS OVERNIGHT

The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

Attention:  Global Custody Division

Re: Global Custody Agreement, Effective May 1, 1996 between The Chase Manhattan Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A attached thereto ("Agreement")
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Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Group Income Funds, Inc. (formerly, Delaware Group Delchester High-Yield Bond Fund, Inc.) for the benefit of the High-Yield Opportunities Fund series ("Series") hereby appoints The Chase Manhattan Bank to provide custodial services for the Series under and in accordance with the terms of the Agreement and accordingly, requests that the Series be added to Schedule A to the Agreement effective December 27, 1996. Kindly acknowledge your agreement to provide such services and to add the Series to Schedule A by signing in the space provided below.

                                      DELAWARE GROUP INCOME FUNDS, INC.
                                      on behalf of High-Yield
                                      Opportunities Fund series


                                               /s/David K. Downes
                                      By:___________________________
                                               David K. Downes
                                      Its:     Senior Vice President
                                               Chief Administrative Officer
                                               Chief Financial Officer
AGREED:

THE CHASE MANHATTAN BANK

     /s/Rosemary M. Stidmon
By:________________________
     Rosemary M. Stidmon
Its: Vice President
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